UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 14, 2014

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 14, 2014, Transcept Pharmaceuticals, Inc. (the “Company”) announced that its Board of Directors (the “Board”) approved a special cash dividend of $1.33 per share (the “Special Dividend”), to be paid on June 3, 2014 to stockholders of record at the close of business on May 26, 2014. The ex-dividend date for the Special Dividend as determined by NASDAQ is June 4, 2014 (the “Ex-Dividend Date”).

On May 15, 2014, in order to preserve the intrinsic value of outstanding stock options in light of the Special Dividend, the Compensation Committee of the Board, pursuant to authority delegated to it by the Board, approved an adjustment (the “Adjustment”) to the exercise price and/or number of underlying shares of Common Stock of outstanding stock options, including those held by the Company’s named executive officers, under the Company’s equity incentive plans, including the Transcept Pharmaceuticals, Inc. Amended and Restated 2002 Stock Option Plan and the Amended and Restated Transcept Pharmaceuticals, Inc. 2006 Incentive Award Plan (together, the “Plans”).

The Adjustment is required pursuant to the terms of such outstanding stock options and the Plans, and will be effective on the Ex-Dividend Date. At an assumed last reported sale price of Transcept Common Stock on the Ex-Dividend Date of $3.11, which was the last reported sale price of Transcept Common Stock on The NASDAQ Global Market on May 15, 2014, the Company estimates that the Adjustment would increase the number of shares of Common Stock underlying outstanding stock options by a maximum of approximately 60,000 shares. Accordingly, the Company does not expect that the Adjustment will have a material impact on the total number of shares of Common Stock underlying outstanding stock options.

A copy of the press release announcing the Special Dividend is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Forward-Looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this document regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to our plans and expectations regarding our special cash dividend and related stock option adjustments. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including the risks described in the “Risk Factors” section of Transcept periodic reports filed with the SEC. Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments we may enter into or make. We do not assume any obligation to update any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: May 15, 2014

	By:	/s/ Leone D. Patterson
		Name:	Leone D. Patterson
		Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 14, 2014.